                                                                    EXHIBIT 21.1

                                                      State of Incorporation
Name                                                  or Organization
----                                                  ----------------------

D&E Supernet, Inc.                                    Delaware
SunLink, Inc.                                         Pennsylvania
LebaNet, Inc.                                         Pennsylvania
SouthWind Internet Access, Inc.                       Kansas
Horizon Internet Technologies, Inc.                   Kansas
United States Internet, Inc.                          Tennessee
Internet Partners of America, LC                      Arkansas
ZoomNet, Inc.                                         Ohio
Palm.Net, USA, Inc.                                   Florida
Internet Access Group, Inc.                           Florida
Midwest Internet L.L.C.                               Illinois
Internet Solutions, LLC                               Missouri
FGInet, Inc.                                          Illinois
Superhighway, Inc., d/b/a IndyNet                     Indiana
Lightspeed Net, Inc.                                  California
JPS.Net Corporation                                   California
TGF Technologies, Inc.                                Vermont